January 27, 1995




Tandycrafts, Inc.
1400 Everman Parkway
Fort Worth, TX  76140

Ladies and Gentlemen:

      We have acted as special counsel to Tandycrafts, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of up to 1,200,000 shares (the "Shares") of the Company's common stock, par value $1.00 per share, and related interests (the "Interests") in the Tandycrafts, Inc., Employee Stock Ownership Plan (the "Plan"), pursuant to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the Shares and the Interests.

      In connection with this opinion, we have examined such documents and records of the Company and the Plan and such statutes, regulations, and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents, and officers of the Company to the extent necessary or advisable with respect to the accuracy of material factual matters contained therein which were not independently established.

      Based on the foregoing, we are of the opinion that the Shares being issued by the Company will be, when issued and paid for in full pursuant to, and in accordance with the terms of, the Plan, validly issued, fully paid, and nonassessable, and that the Interests will constitute legal, valid and binding obligations of the Company, enforceable in accordance with the terms of the Plan.

      This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm as having passed on the validity of the Shares under the caption "Legality" in the summary plan description and prospectus used in connection with the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                     Very truly yours,



                                     /S/ HUGHES & LUCE, L.L.P.